Exhibit 23.2



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ZiaSun Technologies, Inc.
Solana Beach, California


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 9, 2001, except for Notes 3 and 10, which are as of April 13, 2001, relating to the financial statements of ZiaSun Technologies, Inc., which is contained in that Prospectus. We also consent to the reference to us under the captions "Experts" and "Selected Financial Data" in the Prospectus.



/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP

Los Angeles, California
August 14, 2001